UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_______________________
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
_______________________

Date of Report (Date of earliest event reported): May 15, 2014

PLEXUS CORP.
(Exact name of registrant as specified in its charter)

Wisconsin	001-14423	39-1344447
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
One Plexus Way, Neenah, WI 54956
(Address of principal executive offices) (Zip Code)
(920) 969-6000
(Registrant’s telephone number, including area code)
_______________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01    Entry into a Material Definitive Agreement.
On May 15, 2014, Plexus Corp. (the “Company”), the lenders listed on the signature pages thereto and U.S. Bank National Association, as administrative agent, entered into an omnibus amendment (the “Amendment”) to the Company’s credit agreement, dated as May 15, 2012, among the Company and the banks, financial institutions and other institutional lenders listed on the signature pages thereof, U.S. Bank National Association, as administrative agent, PNC Bank, National Association, as syndication agent, The Bank of Tokyo-Mitsubishi UFJ, Ltd., HSBC Bank USA, National Association, RBS Citizens, N.A. and Wells Fargo Bank, N.A., as co-documentation agents, and U.S. Bank National Association and PNC Capital Markets, LLC, as joint lead arrangers and joint book runners (the “Credit Agreement”), related to its senior unsecured credit facility (the “Credit Facility”).
As a result of the Amendment, the Credit Facility, which was formerly a $250 million facility consisting of a $160 million revolving credit facility and a $90 million term loan (balance of $75 million as of May 15, 2014), was converted into a $235 million revolving credit facility. The Credit Facility may potentially be increased by $100 million to $335 million generally by mutual agreement of the Company, the lenders, the letter of credit issuers and the administrative agent named in the Credit Agreement, subject to certain customary conditions. Borrowings under the Credit Facility bear interest, at the Company’s option, at a eurocurrency or base rate plus, in each case, an applicable interest rate margin based on the Company’s then-current consolidated total debt to consolidated EBITDA (as defined in the Credit Agreement) ratio. At the Company’s current leverage ratio, the interest rate margin would be 1.125% on eurocurrency loans and 0% on base rate loans. In addition, the Amendment extends the termination date of the Credit Facility from May 15, 2017 to May 15, 2019, and modifies certain definitions and other provisions.
The foregoing description of the Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the Amendment, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On May 15, 2014, Patrick J. Jermain was formally elected as the Company’s Vice President and Chief Financial Officer, as well as its principal accounting officer, by the Board of Directors.
Mr. Jermain, age 48, has served as the Company’s Treasurer and Vice President of Finance since April 2013, and was its Corporate Controller from December 2010 until March 2013. Prior to joining Plexus, Mr. Jermain was Corporate Controller, Assistant Treasurer and Principal Accounting Officer at Appleton Papers Inc. (now known as Appvion, Inc.), a manufacturer of specialty paper products, during 2010, and was its Director of Enterprise Risk Management and Corporate Secretary from 2006 until 2010. Mr. Jermain previously served as Vice President – Finance at Banta Corporation, a printing, imaging and supply chain management company (that was subsequently acquired by R.R. Donnelley & Sons Company), and as its Corporate Controller. Mr. Jermain is a Certified Public Accountant and was a Senior Manager at PricewaterhouseCoopers LLP until 1998. Mr. Jermain earned an accounting degree from Wake Forest University and a master of business administration degree from Northwestern University, Kellogg School of Management.
As a result of Mr. Jermain’s promotion, his base salary was increased to $390,000 annually and his annual cash incentive targeted award opportunity under the Variable Incentive Compensation Plan was increased to 70% of his base salary. In addition, he received a grant of restricted stock units for 7,000 shares of the Company’s common stock under the Company’s 2008 Long-Term Incentive Plan, which vest on May 15, 2017, assuming continued employment. He is eligible to participate in the Company’s various other compensation programs. For a description of these programs and other benefits available to the Company’s executive officers, please see the Company’s definitive proxy statement for its 2014 Annual Meeting of Shareholders, which was filed with the Securities and Exchange Commission on December 11, 2013.
There are no arrangements or understandings between Mr. Jermain and any other person pursuant to which he was selected to serve in the roles described above. Mr. Jermain does not have any familial relationship with any director or executive officer of the Company, and there are no transactions in which Mr. Jermain has an interest requiring disclosure under Item 404(a) of Regulation S-K.
Item 9.01    Financial Statements and Exhibits.
(d)    The following exhibits are filed herewith:

Exhibit Number	Description
10.1
Omnibus Amendment, dated as of May 15, 2014, by and among Plexus Corp., the lenders listed on the signature pages thereto and U.S. Bank National Association, as administrative agent, to the Credit Agreement, dated as of May 15, 2012, among Plexus Corp. and the banks, financial institutions and other institutional lenders listed on the signature pages thereof, U.S. Bank National Association, as administrative agent, PNC Bank, National Association, as syndication agent, The Bank of Tokyo-Mitsubishi UFJ, Ltd., HSBC Bank USA, National Association, RBS Citizens, N.A. and Wells Fargo Bank, N.A., as co-documentation agents, and U.S. Bank National Association and PNC Capital Markets, LLC, as joint lead arrangers and joint bookrunners (including the related subsidiary guaranty) (the Credit Agreement, as amended, is included on Exhibit A-2 to the Omnibus Amendment).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 16, 2014		PLEXUS CORP.

	By:	/s/ Angelo M. Ninivaggi
Angelo M. Ninivaggi
Senior Vice President, Chief Administrative
Officer, General Counsel and Secretary

Plexus Corp.
Exhibit Index
to
Form 8-K, dated May 15, 2014

Exhibit Number	Description
10.1
Omnibus Amendment, dated as of May 15, 2014, by and among Plexus Corp., the lenders listed on the signature pages thereto and U.S. Bank National Association, as administrative agent, to the Credit Agreement, dated as of May 15, 2012, among Plexus Corp. and the banks, financial institutions and other institutional lenders listed on the signature pages thereof, U.S. Bank National Association, as administrative agent, PNC Bank, National Association, as syndication agent, The Bank of Tokyo-Mitsubishi UFJ, Ltd., HSBC Bank USA, National Association, RBS Citizens, N.A. and Wells Fargo Bank, N.A., as co-documentation agents, and U.S. Bank National Association and PNC Capital Markets, LLC, as joint lead arrangers and joint bookrunners (including the related subsidiary guaranty) (the Credit Agreement, as amended, is included on Exhibit A-2 to the Omnibus Amendment).